UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
April 17, 2008

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 17, 2008, Informatica Corporation (“Informatica”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) among Informatica, Intellisync Corporation, a Delaware corporation (“Intellisync”) and Nokia Inc., a Delaware corporation (“Nokia”). Pursuant to the Purchase Agreement, Informatica will acquire all of the issued and outstanding shares of Identity Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Intellisync (“Identity Systems”), for approximately $85 million in cash. The transaction is subject to customary closing conditions and is expected to close by the end of May 2008. A copy of the Purchase Agreement will be filed as an exhibit to Informatica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.
Item 8.01 Other Events
On April 17, 2008, Informatica issued a press release announcing that it entered into a definitive agreement to acquire Identity Systems. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 21, 2008	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Press release dated April 17, 2008